Securities and Exchange Commission

Washington, D.C. 20549

  Current Report on Form 8-K

  Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

9 October 2003

  Inter Parfums, Inc.

(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware (State or other jurisdiction of incorporation or organization)	13-3275609 (I.R.S. Employer Identification No.)

  551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 12. Results of Operations and Financial Condition.

              The press release of the Registrant dated 9 October 2003 relating to net sales for the third quarter ended 30 September 2003, a copy of which is annexed hereto as Exhibit no. 99.1, is incorporated by reference herein.

Item 7. Exhibits.

              The following document is filed herewith:

              99.1 Press release of the Registrant dated 9 October 2003.

SIGNATURES

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: 9 October 2003

                                                                                                                                               Inter Parfums, Inc.

                                                                                                                                               By: /s/ Russell Greenberg
                                                                                                                                                Russell Greenberg, Executive Vice President